EXHIBIT 99.1

Company Contact: Rick Neely Chief Financial Officer 408-321-6756

Tessera Technologies Provides Financial Guidance for Third Quarter of 2012

- Company Expects to Announce Third Quarter Results on Nov. 1, 2012 -

SAN JOSE, Calif., Sept. 13, 2012 --(BUSINESS WIRE)-- Tessera Technologies, Inc.

(NASDAQ:TSRA) (the "Company") today announced financial guidance for the third quarter ending Sept. 30, 2012.

Third quarter 2012 total revenue is expected to range between $66.5 million and $69.0 million, an increase of approximately 8% to 12% from the prior quarter. Revenue from the Intellectual Property (IP) segment is expected to range between $53.0 million and $54.0 million, and includes the payment of approximately $20 million related to the interim award the International Court of Arbitration of the International Chamber of Commerce (ICC) issued on July 6, 2012, in favor of Tessera, Inc. in its dispute with Amkor Technology, Inc. This payment will be reflected in two income statement categories, approximately $16.0 million to $17.0 million in royalty and license fees and approximately $3.0 million to $4.0 million in other income.

DigitalOptics segment revenue is expected to be in the range of $13.5 million to $15.0 million. Products and services revenues are expected to be in the range of $11.5 million to $12.5 million. DigitalOptics royalties and license fees are expected to be in the range of $2.0 million to $2.5 million.

Non-GAAP operating expenses for the third quarter 2012, excluding litigation expenses, are expected to range between $57.0 million and $59.0 million, which compares to $43.3 million in the prior quarter and includes expenses related to both the operations of the DigitalOptics Corporation’s Zhuhai based camera module facility and to the new lens manufacturing facility in Taiwan, which will require an initial investment of approximately $30 million.

GAAP operating expenses for the third quarter 2012, excluding litigation expense, are expected to range between $67.0 million and $71.0 million. Included in the GAAP operating expenses are stock-based compensation, which is expected to range between $4.0 million and $5.0 million, and amortization, which is expected to range between $6.0 million and $7.0 million.

The Intellectual Property segment's litigation expense in the third quarter of 2012 is expected to be higher than the second quarter 2012 expense of $6.7 million due to increased activity in ongoing cases.

Third Quarter 2012 Results

The Company expects to announce the financial results for the quarter ending Sept. 30, 2012, on Nov. 1, 2012.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company's financial guidance, the announcement date of the Company's third quarter financial results and the initial investment in the new lens manufacturing facility in Taiwan. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company's businesses; market or industry conditions; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company's patents; the Company's ability to successfully complete and integrate acquisitions of businesses, including the integration by DigitalOptics Corporation ("DOC") of its recently acquired camera module manufacturing facility in Zhuhai, China; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company's products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; failure by DOC to become a vertically integrated camera module supplier; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2011, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property business generates revenue from patented innovations through license agreements with semiconductor companies and outsourced semiconductor assembly and test companies. Tessera, Inc. pioneered chip-scale packaging solutions for the semiconductor industry. Our DigitalOptics business delivers innovation in imaging and optics with products and capabilities that enable expanded functionality in increasingly smaller devices. Our miniaturized camera module solutions provide cost-effective, high-quality camera features, including Micro Electro Mechanical Systems ("MEMS")-based autofocus, extended depth of field ("EDoF"), zoom, image enhancement and optical image stabilization. We also offer customized micro-optic lenses from diffractive and refractive optical elements to integrated micro-optical subassemblies. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, Tessera, Inc., the Tessera logo, DigitalOptics Corporation, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company's earnings guidance contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, and related tax effects. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company's ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

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